Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

The Management Board and Supervisory Board

Allianz Aktiengesellschaft:

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Allianz of America, Inc. Employee Stock Purchase Plan of Allianz Aktiengesellschaft (“Allianz”) of our report dated April 19, 2005, with respect to the consolidated balance sheets of Allianz and its subsidiaries (collectively, the “Allianz Group”) as of December 31, 2004 and 2003, and the related consolidated income statements, consolidated statements of changes in shareholders’ equity and consolidated cash flow statements for each of the years in the three-year period ended December 31, 2004, and the financial statement Schedules I, II, III and IV, which report appears in the December 31, 2004 Annual Report on Form 20-F of Allianz.

/s/	KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Munich, Germany

April 19, 2005

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